UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 8, 2010 (July 1, 2010)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2010, China Shengda Packaging Group Inc., a Nevada corporation (the “Company”), filed a current report on Form 8-K to report the acquisition by Evercharm Holdings Limited, a British Virgin Islands corporation (“Evercharm”) and a wholly-owned subsidiary of the Company, of the remaining 25% equity ownership interest in Hangzhou Shengming Paper Co., Ltd. (“Hangzhou Shengming”) from Cheng Loong (Hangzhou) Investment Co., Ltd., a Samoa corporation (“Cheng Loong”). On October 29, 2010, the Company filed a current report on Form 8-K to report, among other things, the receipt of notification of approval by the local administration of industry and commerce of the acquisition. In connection with the completion of the acquisition, on December 1, 2010, Evercharm entered into a Joint Venture Agreement, dated as of July 1, 2010 (the “Joint Venture Agreement”), with Zhejiang Shengda Color Pre-printing Co., Ltd., a PRC corporation and the Company’s indirect, wholly-owned subsidiary, which owns 75% of Hangzhou Shengming, relating to Hangzhou Shengming in accordance with rules governing Sino-foreign joint ventures. The Joint Venture Agreement specifies the business scope of Hangzhou Shengming and includes standard provisions in joint venture agreements relating to the management of the joint venture and distribution of profits and sharing of losses proportional to the parties’ investments in the joint venture.

The description of the Joint Venture Agreement in this amendment to current report is a summary only and is in its entirety by the terms of the Joint Venture Agreement.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits.

Exhibit	Description
No.

10.1	Translation of the Joint Venture Agreement, dated as of July 1, 2010, by and between Evercharm Holdings Limited and Zhijiang Shengda Color Pre-printing Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Shengda Packaging Group Inc.

Date: December 8, 2010

/s/ Daliang Teng
Daliang Teng
Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description
No.

10.1	Translation of the Joint Venture Agreement, dated as of July 1, 2010, by and between Evercharm Holdings Limited and Zhijiang Shengda Color Pre-printing Co., Ltd.